CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Unique Fabricating, Inc. of our report dated March 9, 2016 relating to the consolidated financial statements as of January 3, 2016 and January 4, 2015 and for each of the fifty-two week periods ended January 3, 2016 of Unique Fabricating, Inc. appearing in the Annual Report on Form 10-K for the fiscal year ended January 3, 2016.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
June 23, 2016